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CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Post-Effective Amendment No. 12 to Registration Statement No. 33-32763 of Morgan Stanley Dean Witter New York Municipal Money Market Trust on Form N-1A of our report dated February 7, 2001 appearing in the Prospectus and incorporated by reference in the Statement of Additional Information, and to the reference to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.


Deloitte & Touche LLP
New York, New York
February 26, 2001